Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT (the “Amendment”), dated March 22, 2012, is entered into by and among CHRISTOPHER & BANKS, INC. and CHRISTOPHER & BANKS COMPANY, each a Minnesota corporation, CHRISTOPHER & BANKS CORPORATION, a Delaware corporation (jointly and severally, the “Borrower,” and each a “Borrower” as the context requires), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.                                   Christopher & Banks, Inc., Christopher & Banks Company and the Lender are parties to that certain Amended and Restated Credit and Security Agreement dated November 4, 2005, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of August 28, 2007, as amended by that certain Second Amended and Restated Credit and Security Agreement dated May 23, 2008, as amended by that certain Third Amendment to Amended and Restated Credit and Security Agreement dated as of October 8, 2008, as amended by that certain Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of December 1, 2009, as amended by that certain Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of March 2, 2011 as amended by that certain Sixth Amendment to Amended and Restated Credit and Security Agreement dated as of June 29, 2011, and as amended by that certain Seventh Amendment to Amended and Restated Credit and Security Agreement dated as of January 25, 2012 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B.                                     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                       Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“Borrowing Base” means at any time the lesser of:

(a)                                  The Maximum Line Amount; or

(b)                                 Subject to change from time to time in the Lender’s sole discretion with prior written or facsimile notice to the Borrower, the sum of:

(i)                                     (A) between December 1 and August 31, the lesser of (1) 85% of the Net Orderly Liquidation Value of Eligible Inventory or (2) 70% of Eligible Inventory, and (B) between September 1 and November 30 the lesser of (1) 90% of the Net Orderly Liquidation Value of Eligible Inventory or (2) 80% of Eligible Inventory; in each case less

(ii)                                  Obligations that the Borrower owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its discretion believes is a reasonable determination of the Borrower’s credit exposure with respect to Wells Fargo Affiliate Obligations.

“Cash on Hand” means the sum of cash, cash equivalents, investments permitted under Section 6.6(a), below less the Aggregate Outstanding.

Paragraph (i) of the definition of “Eligible Inventory” is hereby deleted in its entirety and replaced with the following:

(i)                                     Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender’s favor; subject to any lien or encumbrance that is subordinate to the Lender’s first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

“Maximum L/C Issuance Amount” equals $25,000,000.

In addition to the foregoing, the defined term “Eligible In-Transit Inventory” is hereby deleted from Section 1.1 of the Credit Agreement.

2.                                       Letters of Credit.  Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)                                  The Lender agrees, subject to the terms and conditions of this Agreement, to issue, at any time after the Funding Date and prior to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a “Letter of Credit”) for the Borrower’s account.  The Lender will not issue any Letter of Credit if (i) the face amount of the Letter of Credit to be issued would exceed Availability, or (ii) the aggregate amount of all Letters of Credit, including the Letter of Credit to be issued would exceed the Maximum L/C Issuance Amount.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application made by the Borrower to the Lender, which must be completed in a manner satisfactory to the Lender.  The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement, as applicable.

3.                                       Financial Covenants.  Sections 6.2(a) and 6.2(b) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)                                  Minimum Cash on Hand.  The Borrower will maintain minimum Cash on Hand determined as at the end of each fiscal quarter  of not less than the amounts set forth below:

Period	Minimum Cash, Cash Equivalents and Short-Term Investments

End of the first and second fiscal quarters of fiscal year 2013	$20,000,000

End of the third fiscal quarter of fiscal year 2013 and each fiscal quarter thereafter	$25,000,000

(b)                                 Minimum Inventory Turns Ratio.  The Borrower will maintain, on a rolling twelve-month basis, determined as at the end of each fiscal quarter, an Inventory Turns Ratio of not less than (i) 2.50 to 1.00 for each quarter during the fiscal year ending January 26, 2013, and (ii) 2.70 to 1.00 for each fiscal quarter end thereafter.

4.                                       Appraisals.  Section 6.8(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)                                  The Lender may obtain an appraisal of Inventory by an appraiser acceptable to Lender in its sole discretion (i) at Borrower’s expense, once per fiscal year and as often as the Lender deems appropriate, in its sole discretion, after the occurrence or during the continuance of a Default or Event of Default; and (ii) at Lender’s expense, at any other time (whether or not a Default or Event of Default has occurred or is continuing).

5.                                       Compliance Certificate.  Exhibit B of the Credit Agreement is hereby replaced with the Compliance Certificate attached hereto as Exhibit A.

6.                                       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

7.                                       Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof together with such other matters as the Lender may reasonably request.

8.                                       Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a)                                  The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)                                  After giving effect to this Amendment, all of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.                                       References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10.                                 No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

11.                                 Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12.                                 Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

13.                                 Miscellaneous. This Amendment may be executed in any number of counterparts and by facsimile or e-mail (pdf) transmission, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page to Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LENDER:		BORROWER:

WELLS FARGO BANK,		CHRISTOPHER & BANKS, INC.
NATIONAL ASSOCIATION

By	/s/ Chris Markham	By:	/s/ Michael J. Lyftogt
Name:	Chris Markham	Name:	Michael J. Lyftogt
Its:	Assistant Vice President	Its:	Sr. VP and CFO

CHRISTOPHER & BANKS COMPANY

		By:	/s/ Michael J. Lyftogt
		Name:	Michael J. Lyftogt
		Its:	Sr. VP and CFO

CHRISTOPHER & BANKS CORPORATION

		By:	/s/ Michael J. Lyftogt
		Name:	Michael J. Lyftogt
		Its:	Sr. VP and CFO

[Signature Page to Eighth Amendment to Amended and Restated Credit Agreement dated as of March 22, 2012]

Exhibit A to Eighth Amendment to

Amended and Restated Credit and Security Agreement

Exhibit B to Amended and Restated Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:                                                                              Wells Fargo Business Credit
Date:                                                                                                          , 201
Subject:                                                     Financial Statements

In accordance with our Amended and Restated Credit and Security Agreement dated as of November 4, 2005 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of  (the “Borrower”) as of and for                                   , 201     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default.  I further hereby certify as follows:  (Check one):

☐                                    The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐                                    The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto.  The Borrower acknowledges that pursuant to 2.5(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Material Adverse Change in Litigation Matters of the Borrower.  I further hereby certify as follows (check one):

☐                                    The undersigned has no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Guarantors or Affiliates.

☐                                    The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Guarantors or Affiliates not previously disclosed in Schedule 5.7.  Attached to this Certificate is a statement of the facts with respect thereto.

Financial Covenants.  I further hereby certify as follows (check and complete each of the following):

1.                                      Minimum Cash on Hand.  The Borrower will maintain minimum Cash on Hand determined as at the end of each fiscal quarter  of not less than the amounts set forth below:

Period	Minimum Cash, Cash Equivalents and Short-Term Investments

End of the first and second fiscal quarters of fiscal year 2013	$20,000,000

End of the third fiscal quarter of fiscal year 2013 and each fiscal quarter thereafter	$25,000,000

2.                                       Minimum Inventory Turns Ratio.  The Borrower will maintain, on a rolling twelve-month basis, determined as at the end of each fiscal quarter, an Inventory Turns Ratio of not less than (i) 2.50 to 1.00 for each quarter during the fiscal year ending January 26, 2013, and (ii) 2.70 to 1.00 for each fiscal quarter end thereafter.

Investments and Subsidiaries.  I further hereby certify that pursuant to Section 6.6(a) of the Credit Agreement, as of the Reporting Date, the Borrower’s investment portfolio: (check all that apply):

☐                                    Has an overall rating of AA- or higher.

☐                                    Does not contain any securities rated lower than A-.

☐                                    Is comprised of not more than 10% A- rated securities

☐                                    Is in compliance with the Borrower’s Investment Policy dated October 4, 2011.

☐                                    Is not in compliance with the Borrower’s Investment Policy dated October 4, 2011.

I further certify that, as of the Reporting Date, the Borrower’s investment portfolio, pursuant to the Borrower’s Investment Policy dated October 4, 2011, is comprised of the following asset allocations:

$                                       Enhanced Cash Portfolio

$                                       Short Duration Portfolio

$                                      Intermediate Duration Portfolio

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP.

By:
Its Chief Financial Officer